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                                                                    EXHIBIT 16.1

[LOGO OF
DELOITTE & TOUCHE LLP
APPEARS HERE]
                            Suite 2300                 Telephone: (713) 756-2000
                            333 Clay Street            Facsimile: (713) 756-2001
                            Houston, Texas 77002-4196


March 23, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Torch Energy Royalty Trust dated March 23, 1998.


Yours truly,

/s/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP